Exhibit 99.1

NEWS RELEASE

GRAY TO ACQUIRE QUINCY MEDIA, INC. FOR $925 MILLION

Atlanta, GA – February 1, 2021. . . Gray Television, Inc. (“Gray” or “we”) (NYSE: GTN) announced today that it has entered into an agreement to acquire Quincy Media, Inc. (“Quincy” or “QMI”) for $925 million in cash. Upon closing the transaction, Gray will own television stations serving 102 television markets that collectively reach 25.4 percent of US television households, including the number-one ranked television station in 77 markets and the first and/or second highest ranked television station in 93 markets according to Comscore’s average all-day ratings for calendar year 2020.

“We are honored and humbled to be selected by Quincy’s shareholders to acquire their terrific company,” said Hilton H. Howell, Jr., Gray’s Executive Chairman and CEO. “We are very excited to welcome their dedicated journalists, account executives, and technologists to the Gray family. With the addition of these professionals and their stations, Gray will become a stronger company with an even larger platform of high quality television stations to better serve the public interest first.”

“Many of our shareholders, board members and employees are descendants of two families who have been in the company for 95 years and in the media business for over 100 years. The focus has always been on serving our communities with the best in news, public service and community involvement. It is a legacy of which we are very proud,” said Ralph M. Oakley, President/CEO of QMI. “While this is the end of a long and successful chapter, it also represents a wonderful new chapter for the communities we serve and our employees with the acquisition of the stations by Gray. They are great operators and people and our philosophies very much mirror one another.”

QMI is a family-owned media company headquartered in Quincy, Illinois, that owns and operates high quality television stations and leading local digital platforms in 16 markets primarily in the Midwest. Like Gray, Quincy’s portfolio of best-in-class television stations maintain local control over programming and operational decisions and have reputations for a commitment to excellence in local news operations, programming, community engagement and public service. Gray believes that the deep similarities between Gray and Quincy in terms of company cultures, award-winning journalistic commitments, and exceptional community service will help ensure a smooth integration of the acquired stations.

Through the transaction announced today, Gray will acquire the following television stations:

WPTA (ABC/NBC) and WISE (CW) in Fort Wayne, Indiana (DMA 104)

WEEK (NBC/ABC/CW) in Peoria, Illinois (DMA 118)

WREX (NBC/CW) in Rockford, Illinois (DMA 132)

KBJR (NBC/CBS) and KDLH (CW) in Duluth, Minnesota (DMA 136)

KTIV (NBC/CW) in Sioux City, Iowa (DMA 147)

KTTC (NBC/CW) in Rochester-Mason City, Minnesota-Iowa (DMA 156)

WBNG (CBS/CW) in Binghamton, New York (DMA 158)

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

WVVA (NBC/CW) in Bluefield-Beckley, West Virginia (DMA 162)

WGEM (NBC/FOX/CW) in Quincy, Illinois (DMA 172)

To facilitate prompt regulatory approvals, Gray has elected to divest Quincy’s high quality television stations in the following markets in which Gray also owns a full-power television station:

Tucson, Arizona (DMA 75)

Madison, Wisconsin (DMA 80)

Paducah-Harrisburg, Kentucky-Illinois (DMA 91)

Cedar Rapids, Iowa (DMA 92)

La Crosse-Eau Claire, Wisconsin (DMA 123)

Wausau-Stevens Point, Wisconsin (DMA 134)

Upon the issuance of this press release, Wells Fargo Securities will begin a formal process to market the divestiture stations to qualified third parties. The divestitures may take the form of cash sales, swaps involving other television stations, or a combination of cash and swaps. Interested parties should contact Wells Fargo Securities directly and should not contact Gray or Quincy about the divestiture opportunities.

In addition to the stations above, Gray will acquire Quincy’s Heroes & Icons affiliate WSJV in South Bend, Indiana (DMA 98) as well as WGEM(AM)/-FM in Quincy, Illinois. Gray will not acquire Quincy’s newspaper operations, which will be divested prior to the Gray/Quincy closing.

The parties expect to close their transaction following receipt of regulatory and other approvals in the second or third quarter of 2021. Gray expects that the Quincy transaction will be immediately accretive to Gray’s free cash flow per share. Including expected year-one annualized synergies of approximately $23 million, the transaction purchase price represents a multiple of approximately 6.9 times a blended average of Quincy’s 2019/2020 earnings before interest, taxes, depreciation and amortization.

Gray intends to finance the transaction, net of divestiture proceeds, with cash on hand and/or new debt. Wells Fargo has provided a debt financing commitment for an incremental loan to finance up to the full purchase price of $925 million. Gray anticipates that its expected strong free cash flow generation throughout 2021 should allow Gray to continue to deleverage its capital structure following the closing. Gray expects that its total leverage ratio, net of all cash and net of proceeds from divestiture sales, would approximate 4.0 times trailing eight-quarter operating cash flow (as defined in our current senior credit facility), including estimated synergies, at year-end 2021.

The transaction has been approved unanimously by the Boards of Directors of both Gray and Quincy. No Gray shareholder vote will be required. Wells Fargo Securities, LLC served as financial advisor to Quincy. Cooley LLP served as primary legal counsel for Gray. Brooks, Pierce, McLendon, Humphrey & Leonard, LLP and Scholz, Loos, Palmer, Siebers and Duesterhaus LLP served as legal counsel for Quincy.

Gray currently owns and/or operates television stations and leading digital properties in 94 television markets. Gray’s television stations cover approximately 24 percent of US television households and broadcast over 400 separate programming streams, including roughly 150 affiliates of the Big Four broadcast networks. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content.

Gray Contacts:

www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 404-266-8333

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Quincy Contact:

https://www.quincymedia.com

Ralph M. Oakley, President and Chief Executive Officer, 217-221-3404

Forward Looking Statements:

This press release contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact, and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Quincy, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward looking statements in this release should be evaluated in light of these important risk factors. This release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this release beyond the published date, whether as a result of new information, future events or otherwise.

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